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                                                                      EXHIBIT 21

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Subsidiary                          State of Incorporation        Names under which business is conducted
----------                          ----------------------        ---------------------------------------
McLaren Engines, Inc.               Delaware                      McLaren Engines, Inc.
                                                                  McLaren Engines

McLaren Performance Products, Inc.  Ontario, Canada               McLaren Performance Products, Inc.
                                                                  McLaren Performance Products, Inc.
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